Exhibit 99.1

     Investors Title Company Announces First Quarter 2007 Results


    CHAPEL HILL, N.C.--(BUSINESS WIRE)--May 4, 2007--J. Allen Fine, Chairman of Investors Title Company (NASDAQ: ITIC), announced that for the quarter ended March 31, 2007, the Company reported net income of $2,322,214, a decrease of 19% compared with $2,874,941 for the prior year period. Net income per diluted share equaled $0.92, a decrease of 17% compared with $1.11 per diluted share in the same period last year. Net premiums written increased 1% to $16,792,542 and revenues increased 1% to $20,333,769 compared with the prior year period.

    Revenues slightly exceeded the prior year period primarily due to an increase in investment income and to a lesser extent, an increase in net premiums written. Income in the exchange segment also increased principally due to an increase in interest earned on exchange funds.

    Profit margins and net income declined due to a decrease in the net realized gain on sales of investments and a 6% increase in operating expenses. The increase in operating expenses was primarily the result of an increase in commissions to agents due to an increase in agent premiums. Also contributing to the increase in operating expenses was a small overall increase in salaries and employee benefits.

    Chairman Fine added, "Overall, we are pleased with our results for the quarter, which is typically a seasonally slow period of the year. We remain focused on identifying opportunities to extend our distribution base, operate more efficiently and expand our business lines."

    Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides services in connection with tax-deferred exchanges of like-kind property and investment management services to individuals, companies, banks and trusts.

    Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. For more details on risk, uncertainties and other factors that could affect expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.


              Investors Title Company and Subsidiaries
                  Consolidated Statements of Income
                       March 31, 2007 and 2006
                             (Unaudited)

                                                   For The Three
                                                   Months Ended
                                                     March 31
                                              -----------------------
                                                 2007        2006
                                              ----------- -----------
Revenues:
  Underwriting income:
     Premiums Written                        $16,874,977 $16,746,269
     Less-premiums for reinsurance ceded          82,435     114,643
                                              ----------- -----------
          Net premiums written                16,792,542  16,631,626
  Investment income-interest and dividends     1,209,607     994,054
  Net realized gain on sales of investments      166,180     561,647
  Exchange services revenue                    1,245,479   1,027,732
  Other                                          919,961     963,789
                                              ----------- -----------
          Total Revenues                      20,333,769  20,178,848
                                              ----------- -----------

Operating Expenses:
     Commissions to agents                     6,845,288   6,283,396
     Provision for claims                      1,809,433   1,855,279
     Salaries, employee benefits and payroll
      taxes                                    5,274,375   5,005,847
     Office occupancy and operations           1,436,123   1,465,313
     Business development                        523,182     505,658
     Filing fees and taxes, other than payroll
      and income                                 165,213     150,858
     Premium and retaliatory taxes               441,920     342,068
     Professional and contract labor fees        645,010     587,622
     Other                                       222,011     218,866 `
                                              ----------- -----------
          Total Operating Expenses            17,362,555  16,414,907
                                              ----------- -----------

Income Before Income Taxes                     2,971,214   3,763,941
                                              ----------- -----------

Provision For Income Taxes                       649,000     889,000
                                              ----------- -----------

Net Income                                   $ 2,322,214 $ 2,874,941
                                              =========== ===========

Basic Earnings Per Common Share              $      0.93 $      1.13
                                              =========== ===========

Weighted Average Shares Outstanding - Basic    2,499,035   2,549,070
                                              =========== ===========

Diluted Earnings Per Common Share            $      0.92 $      1.11
                                              =========== ===========

Weighted Average Shares Outstanding - Diluted  2,535,858   2,586,465
                                              =========== ===========


               Investors Title Company and Subsidiaries
                     Consolidated Balance Sheets
              As of March 31, 2007 and December 31, 2006
                             (Unaudited)

                                               March 31,   Dec. 31,
                                                 2007         2006
                                             -------------------------
Assets
  Investments in securities:
    Fixed maturities:
      Held-to-maturity, at amortized cost   $  1,193,959 $  1,195,617
      Available-for-sale, at fair value      104,236,975  101,954,292
    Equity securities, available-for-sale at
     fair value                               12,677,136   12,495,923
    Short-term investments                     2,122,879    4,460,911
    Other investments                          1,623,036    1,473,303
                                             ------------ ------------
        Total investments                    121,853,985  121,580,046

  Cash and cash equivalents                    3,414,489    3,458,432

  Premiums and fees receivable, net            6,792,739    6,693,706
  Accrued interest and dividends               1,204,662    1,336,790
  Prepaid expenses and other assets            1,692,953    1,479,366
  Property acquired in settlement of claims      303,538      303,538
  Property, net                                5,910,789    6,134,304
  Deferred income taxes, net                   2,308,436    2,530,196
                                             ------------ ------------

Total Assets                                $143,481,591 $143,516,378
                                             ============ ============

Liabilities and Stockholders' Equity
Liabilities:
  Reserves for claims                       $ 37,133,000 $ 36,906,000
  Accounts payable and accrued liabilities     9,522,465   10,537,992
  Commissions and reinsurance payables           242,617      470,468
  Current income taxes payable                   333,704      326,255
                                             ------------ ------------
      Total liabilities                       47,231,786   48,240,715
                                             ------------ ------------

Stockholders' Equity:
  Common stock - no par value (shares
   authorized 10,000,000; 2,486,352 and
   2,507,325 shares issued and outstanding
   2007 and 2006, respectively, excluding
   291,676 shares for 2007 and 2006 of
   common stock held by the Company's
   subsidiary)                                         1            1
  Retained earnings                           93,213,418   92,134,608
  Accumulated other comprehensive income       3,036,386    3,141,054
                                             ------------ ------------
      Total stockholders' equity              96,249,805   95,275,663
                                             ------------ ------------

Total Liabilities and Stockholders' Equity  $143,481,591 $143,516,378
                                             ============ ============


               Investors Title Company and Subsidiaries
                    Net Premiums Written By State
          For the Three Months Ended March 31, 2007 and 2006
                             (Unaudited)

                                                  2007        2006
----------------------------------------------------------------------
Alabama                                       $   139,360 $   243,636
Florida                                           828,547     278,335
Illinois                                          388,957     247,895
Kentucky                                          549,690     573,498
Maryland                                          286,871     373,769
Michigan                                          779,325     877,309
Minnesota                                         118,682     337,169
Mississippi                                       263,842     134,452
Nebraska                                          173,324     134,310
New York                                          506,759     503,596
North Carolina                                  7,913,473   8,441,482
Pennsylvania                                      326,654     315,912
South Carolina                                  1,716,400   1,402,073
Tennessee                                         649,390     666,323
Virginia                                        1,560,504   1,674,103
West Virginia                                     467,925     455,418
Other States                                      198,344      80,563
                                               ----------- -----------
  Direct Premiums                              16,868,047  16,739,843
Reinsurance Assumed                                 6,930       6,426
Reinsurance Ceded                                 (82,435)   (114,643)
                                               ----------- -----------
  Net Premiums Written                        $16,792,542 $16,631,626
                                               =========== ===========


               Investors Title Company and Subsidiaries
              Net Premiums Written By Branch and Agency
                       March 31, 2007 and 2006
                             (Unaudited)



                               For The Three Months Ended
                                        March 31
                   ---------------------------------------------------
                                   2007          %       2006        %
                   ---------------------------------------------------
      Branch                $ 7,133,311        42 $ 7,727,025      46

      Agency                  9,659,231        58   8,904,601      54
                   ---------------------------------------------------

       Total                $16,792,542       100 $16,631,626     100
                   ===================================================


    CONTACT: Investors Title Company
             Elizabeth B. Lewter, 919-968-2200